EXHIBIT 99.1

3D Systems Earns 40 Cents Per Share on Record Fourth Quarter Revenue

ROCK HILL, S.C., Feb. 17, 2011 (GLOBE NEWSWIRE) -- 3D Systems Corporation (Nasdaq:TDSC) announced today that it earned 40 cents per share, fully diluted, for the fourth quarter of 2010 on a 42% revenue increase and a 400 basis point gross profit margin expansion compared to the fourth quarter of 2009. The company's quarterly and annual earnings per share benefitted by 5 cents per share from releasing a portion of its valuation allowance on deferred tax assets.

The company earned 83 cents per share, fully diluted, for the full year 2010 and generated $31.8 million of cash from operations. After using $20.8 million to fund strategic investing activities, the company ended 2010 with $37.3 million of available cash compared to $24.9 million at December 31, 2009.

"Our record fourth quarter and full year results validate our long term operating model," said Abe Reichental, 3D Systems' President and Chief Executive Officer.

The table below summarizes the company's key financial results.

($ in millions, except per share amounts)	Fourth Quarter			Full Year
Operating Highlights	2010	2009	% Change Favorable (Unfavorable)	2010	2009	% Change Favorable (Unfavorable)
Revenue	$51.6	$36.4	42%	$159.9	$112.8	42%
Gross profit	$24.9	$16.1	54%	$74.0	$49.7	49%
% of revenue	48%	44%		46%	44%
Operating expenses	$15.2	$11.7	(30%)	$53.1	$46.7	(14%)
% of revenue	29%	32%		33%	41%
Operating income	$9.7	$4.4	119%	$20.9	$3.1	581%
Net income	$9.4	$3.6	165%	$19.6	$1.1	1,618%
Diluted earnings per share	$0.40	$0.16	150%	$0.83	$0.05	1,560%
Available cash	$37.3	$24.9	50%	$37.3	$24.9	50%
Depreciation & amortization	$2.2	$1.5	(40%)	$7.5	$5.9	(28%)
% of revenue	4%	4%		5%	5%
- Percents are rounded to nearest whole number
- For more detail on the company's performance, download the annual report on Form 10-K that was filed today with the Securities and Exchange Commission.

The company delivered revenue growth from all its revenue categories for the fourth quarter and full year 2010. Strong demand for its personal, professional and production 3D printers led revenue growth and accounted for a $7.8 million increase compared to the 2009 period and $6.2 million sequentially. Production printers' revenue grew 43% compared to the 2009 quarter and 46% sequentially and personal and professional printers' revenue grew 103% over the 2009 quarter and 37% sequentially.

Print materials' revenue increased $1.8 million and $8.1 million over the fourth quarter and full year of 2009.  Revenue from service activities, including 3Dproparts™, grew to $14.3 million for the quarter. 3Dproparts™ services accounted for $6.8 million of service revenue for the fourth quarter and $18.3 million for the full year, of which $10.3 million was from businesses acquired in 2010.

Gross profit margin for the quarter and year expanded to 48% and 46% compared to 44% for each of the 2009 periods, reflecting improved overhead absorption and higher production and professional printers' margin contribution.

"We are very pleased with our record results and believe that our focus on democratizing access and accelerating adoption of affordable 3D content-to-print solutions is providing significant value to our customers and stockholders," concluded Reichental.

Conference Call and Audio Webcast Details

3D Systems will hold a conference call and audio webcast to discuss its operating results for the fourth quarter and full year 2010 on Thursday, February 17, 2011 at 11:30 a.m., Eastern Time.

  To access this Conference Call, dial 1-(888) 626-7452 from in the U.S. or (201) 604-5102 from outside the U.S.
  To access the audio webcast, log onto 3D Systems' Web site at www.3dsystems.com/ir. To ensure timely participation and technical capability, we recommend logging on a few minutes prior to the conference call to activate your participation. The webcast will be available for replay beginning approximately two hours after completion of the call at: www.3dsystems.com/ir.

Forward-Looking Statements

Certain statements made in this release that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from historical results or from any future results expressed or implied by such forward-looking statements.  In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as "believes," "belief," "expects," "estimates," "intends," "anticipates" or "plans" to be uncertain and forward-looking.  Forward-looking statements may include comments as to the company's beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the control of the company. The factors described under the headings "Forward-Looking Statements," "Cautionary Statements and Risk Factors," and "Risk Factors" in the company's periodic filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements.

About 3D Systems Corporation

3D Systems is a leading provider of 3D content-to-print solutions including 3D printers, parts and print materials. Its expertly integrated rapid prototyping and manufacturing solutions reduce the time and cost of designing new products and printing real parts directly from digital input. These solutions are used to design, communicate, prototype and produce functional end-use parts and customers create with confidence.

More information on the company is available at www.3DSystems.com, www.Printin3D.com, www.3Dproparts.com, www.toptobottomdental.com, www.dpt-fast.com, www.bitsfrombytes.com, www.mqast.com, blog.3Dsystems.com, or via email at moreinfo@3Dsystems.com.

3D SYSTEMS CORPORATION
Consolidated Statements of Operations
Quarter and Full Year Ended December 31, 2010 and 2009

	Quarter Ended December 31,		Full Year Ended December 31,
(in thousands, except per share amounts)	2010	2009	2010	2009

Revenue:
Products	$ 37,333	$ 27,777	$ 113,117	$ 80,798
Services	14,262	8,655	46,751	32,037
Total revenue	51,595	36,432	159,868	112,835

Cost of sales:
Products	17,659	14,612	56,041	43,301
Services	9,065	5,718	29,851	19,804
Total cost of sales	26,724	20,330	85,892	63,105

Gross profit	24,871	16,102	73,976	49,730

Operating expenses:
Selling, general and administrative	12,436	9,160	42,331	35,528
Research and development	2,746	2,511	10,725	11,129

Total operating expenses	15,182	11,671	53,056	46,657

Income from operations	9,689	4,431	20,920	3,073

Interest and other expense, net	840	614	1,181	1,160

Income before provision for income taxes	8,849	3,817	19,739	1,913
Provision (benefit) for income taxes	(594)	208	173	774

Net income	9,443	3,609	19,566	1,139
Net income attributable to noncontrolling interest	--	44	--	73

Net income attributable to 3D Systems	$ 9,443	$ 3,565	$ 19,566	$ 1,066

Shares used to calculate diluted earnings per share	23,829	22,834	23,464	22,605

Diluted earnings per share (1)	$ 0.40	$ 0.16	$ 0.83	$ 0.05

(1) See Schedule 1 for the calculation of basic and diluted earnings per share.

3D SYSTEMS CORPORATION
Consolidated Balance Sheets
December 31, 2010 and 2009

	December 31,	December 31,
(in thousands)	2010	2009

ASSETS
Current assets:
Cash and cash equivalents	$ 37,349	$ 24,913
Accounts receivable, net	35,800	23,759
Inventories, net	23,811	18,378
Prepaid expenses and other current assets	1,295	2,415
Deferred income tax assets	1,874	634
Restricted cash	11	54
Total current assets	100,140	70,153

Property and equipment, net	27,669	24,789
Other intangible assets, net	18,275	3,634
Goodwill	58,978	48,730
Other assets, net	3,738	3,097

Total assets	$ 208,800	$ 150,403

LIABILITIES AND EQUITY
Current liabilities:
Current portion of capitalized lease obligations	$ 224	$ 213
Accounts payable	26,556	12,994
Accrued and other liabilities	17,969	11,114
Customer deposits	2,298	627
Deferred revenue	10,618	8,487

Total current liabilities	57,665	33,435

Long-term portion of capitalized lease obligations	8,055	8,254
Other liabilities	9,961	3,944

Total liabilities	75,681	45,633

Commitments and contingencies	--	--
3D Systems stockholders' equity:
Preferred stock, authorized 5,000 shares, none issued	--	--
Common stock, authorized 60,000 shares, issued and outstanding 23,474 (2010) and 22,774 shares (2009)	23	23
Additional paid-in capital	186,252	177,682
Treasury stock, at cost; 134 shares (2010) and 74 shares (2009)	(189)	(134)
Accumulated deficit	(57,925)	(77,491)
Accumulated other comprehensive income	4,958	4,617

Total 3D Systems stockholders' equity	133,119	104,697
Noncontrolling interest	--	73
Total equity	133,119	104,770
Total liabilities and equity	$ 208,800	$ 150,403
3D SYSTEMS CORPORATION
Consolidated Statements of Cash Flows
Years Ended December 31, 2010 and 2009

	Year Ended December 31,
(in thousands)	2010	2009

Cash flows from operating activities:
Net income	$ 19,566	$ 1,139
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income taxes	(1,235)	309
Depreciation and amortization	7,520	5,886
Provision for bad debts, net	102	909
Stock-based compensation	1,406	1,190
Loss on the disposition of property and equipment	91	194
Changes in operating accounts:
Accounts receivable	(7,456)	1,430
Inventories	(5,693)	2,436
Prepaid expenses and other current assets	1,366	(371)
Accounts payable	10,433	(4,395)
Accrued liabilities	2,505	617
Customer deposits	1,677	(529)
Deferred revenue	2,188	(1,106)
Other operating assets and liabilities	(626)	25
Net cash provided by operating activities	31,844	7,734

Cash flows used in investing activities:
Purchases of property and equipment	(1,283)	(974)
Proceeds from disposition of property and equipment	6	52
Acquisition of businesses, net of cash acquired	(19,195)	(4,098)
Additions to license and patent costs	(302)	(223)
Net cash used in investing activities	(20,774)	(5,243)

Cash flows provided by financing activities:
Restricted stock proceeds and stock options	1,214	298
Repayment of long-term debt	(216)	(195)
Repayment of short-term borrowings	--	(3,085)
Restricted cash	43	3,255
Net cash provided by financing activities	1,041	273

Effect of exchange rate changes on cash	325	(15)
Net increase in cash and cash equivalents	12,436	2,749
Cash and cash equivalents at the beginning of the period	24,913	22,164
Cash and cash equivalents at the end of the period	$ 37,349	$ 24,913

Supplemental Cash Flow Information:
Interest payments	$ 589	$ 622
Income tax payments (receipts)	711	(541)
Non-cash items:
Transfer of equipment from inventory to property and equipment, net	2,484	1,323
Transfer of equipment to inventory from property and equipment, net	265	915
Issuance of stock for acquisition of businesses	5,895	--
3D SYSTEMS CORPORATION
Schedule 1

Following is a reconciliation of the numerator and denominator of the basic and diluted net earnings (loss) per share computations:

	Quarter Ended December 31,		Year Ended December 31,
(in thousands, except per share amounts)	2010	2009	2010	2009

Basic and diluted earnings (loss) per share:
Basic earnings (loss) per share:
Numerator:
Net income (loss)	$ 9,443	$ 3,565	$ 19,566	$ 1,066

Denominator:
Weighted average common shares outstanding	23,304	22,660	23,084	22,544

Basic earnings (loss) per share	$ 0.41	$ 0.16	$ 0.85	$ 0.05

Diluted earnings (loss) per share:
Numerator:
Net income (loss)	$ 9,443	$ 3,565	$ 19,566	$ 1,066

Denominator:
Weighted average common shares outstanding	23,304	22,660	23,084	22,544
Effect of dilutive securities:
Stock options and restricted stock awards	525	174	380	61

Diluted weighted average shares outstanding	23,829	22,834	23,464	22,605

Diluted earnings (loss) per share	$ 0.40	$ 0.16	$ 0.83	$ 0.05
CONTACT: Investor Contact: Stacey Witten
         803-326-4010
         WittenS@3dsystems.com

         Media Contact: Katharina Hayes
         803-326-3941
         HayesK@3dsystems.com